UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2019

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Item 8.01.	Other Events.

On May 1, 2019, Intercontinental Exchange, Inc. (“ICE”) issued a press release announcing that it had entered into a Securities Purchase Agreement (the “Purchase Agreement”) to acquire Simplifile, LC (“Simplifile”). Simplifile is engaged in the business of providing electronic processing, storage, transmission and/or recording of mortgage documents, land records and/or related documents.

The purchase price payable by ICE for Simplifile at the closing of the transaction is three hundred and thirty five million dollars ($335,000,000) in cash, subject to a customary adjustment for working capital of Simplifile. The consummation of the transaction is subject to the satisfaction of customary closing conditions and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Purchase Agreement contains customary representations, warranties and covenants. The transaction is expected to close in the third quarter of 2019.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETAL EXCHANGE, INC.

/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel

Date: May 1, 2019